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                                                                    Exhibit 23.2


            Consent of Independent Registered Public Accounting Firm


Intermountain Community Bancorp
Sandpoint, Idaho 83864


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 24, 2005, relating to the consolidated financial statements of Intermountain Community Bancorp appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




/s/BDO Seidman, LLP

Spokane, Washington
October 7, 2005